UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2011

Santa Lucia Bancorp
(Exact name of Registrant as specified in its charter)

California	000-51901	35-2267934
(State or other jurisdiction	(File number)	(I.R.S. Employer
of incorporation)		Identification No.)

7480 El Camino Real, Atascadero, CA		93422
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code  (805) 466-7087

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 6, 2011, Santa Lucia Bancorp (the “Company”) held a special shareholders’ meeting to consider two proposals. There were 2,003,131 shares of common stock outstanding and eligible to vote as of the record date of August 12, 2011. The final voting results are as follows:

A.
Approval of Agreement and Plan of Merger. To approve the Agreement and Plan of Merger by and among Carpenter Fund Manager GP, LLC, or “Carpenter” (Carpenter is the manager of Carpenter Community BancFund, L.P., and Carpenter Community BancFund-A, L.P., collectively, the “Investors”), Mission Community Bancorp and Mission Community Bank, the Company and Santa Lucia Bank, dated June 24, 2011, pursuant to which (i) the Company will merge with a newly formed merger subsidiary of Investors, with the Company being the survivor, and (ii) Santa Lucia Bank will merge with and into Mission Community Bank, with Mission Community Bank being the surviving bank, and the transactions contemplated therein:

For:	In Person and by Proxy:	1,317,190
Percentage:		65.76%

Against:	In Person and by Proxy:	32,821
Percentage:		1.64%

Abstain:	In Person and by Proxy:	9,444
	Percentage:	.47%

B.
Advisory Vote Regarding Certain Executive Compensation.  To approve, on an advisory basis, of the compensation that will or may become payable by the Company to the named executive officers as disclosed pursuant to Item 402(t) of Regulation S-K and as set forth in the Proxy Statement dated September 1, 2011 under the proposal titled “Advisory Vote Regarding Certain Executive Compensation” and as further described in “The Merger Agreement — Interests of Certain Persons in the Merger” (the “Advisory Vote”):

For:	In Person and by Proxy:	1,199,260
	Percentage:	59.87%

Against:	In Person and by Proxy:	151,679
	Percentage:	7.57%

Abstain:	In Person and by Proxy:	8,298
	Percentage:	.41%

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2011	SANTA LUCIA BANCORP

	By:	/s/ JOHN C. HANSEN
John C. Hansen
	Its:	President & CEO
(Principal Executive Officer)